Exhibit 10.11

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATE TO THE INDEBTEDNESS OF THE COMPANY (OR ANY SUCCESSOR THERETO) TO CRYSTAL FINANCIAL LLC D/B/A SLR CREDIT SOLUTIONS, AS ADMINISTRATIVE AGENT, AND ITS SUCCESSORS AND ASSIGNS, PURSUANT TO THE TERMS OF A SECOND AMENDMENT SUBORDINATION AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF AUGUST 19, 2024, AS SUCH AGREEMENT MAY FROM TIME TO TIME BE AMENDED, RESTATED OR OTHERWISE MODIFIED (OR ANY SUCCESSOR AGREEMENT WHICH REPLACES AND REFERENCES SUCH AGREEMENT).

FLUENT, INC.

CONVERTIBLE SUBORDINATED PROMISSORY NOTE

Principal Amount: $______________	Issuance Date: August 19, 2024

For value received, Fluent, Inc., a Delaware corporation (“Company”), hereby promises to pay to the order of [________________________] (“Purchaser”), the principal sum of $[___________]. This convertible promissory note (the “Note”) is issued pursuant to the terms of that certain Securities Purchase Agreement (the “Purchase Agreement”) dated as of even date herewith between the Company and, among others, Purchaser. Interest shall accrue on the outstanding principal amount of this Note at the rate of thirteen percent (13.0%) per annum, computed on the basis of the actual number of days elapsed and a year of 365/366 days, and shall compound quarterly. Interest on this Note shall commence with the date hereof and shall continue accruing on the outstanding principal until paid in full or otherwise converted pursuant to the terms of Section 4 below. Unless earlier converted into Conversion Shares pursuant to Section 4, the principal and accrued and unpaid interest of this Note will be due and payable by the Company on the Maturity Date (as defined below). Subject to Section 1(b) below, all payments of principal and interest on the Maturity Date shall be in lawful money of the United States of America. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Purchase Agreement.

The following is a statement of the rights of Purchaser and the conditions to which this Note is subject, and to which Purchaser, by the acceptance of this Note, agrees:

1.     Payments

(a)   Principal. Unless a Note is previously converted, no payments of principal, including without limitation additional principal amounts that are added to the principal of this note pursuant to the PIK Interest provisions of Section 1(b), shall be required until the Maturity Date.

(b)   Interest. Accrued interest on this Note shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each calendar year, beginning with December 31, 2024 (each such date an “Interest Payment Date”). Interest shall be payable by the Company in kind (“PIK Interest”) by adding such PIK Interest to the outstanding principal amount on each Interest Payment Date; provided, however, that (i) all accrued and unpaid PIK Interest shall be payable in full in cash on any Maturity Date and (ii) in lieu of PIK Interest, the Company may pay any such accrued interest (and any amount of interest previously added to principal as PIK Interest pursuant to Section 1(a)) in cash on such Interest Payment Date if the Cash Payment Conditions (as defined below) are met on such Interest Payment Date. For purposes hereof, “Cash Payment Conditions” means the “Second Amendment Subordinated Indebtedness Payment Conditions” as such is term is defined in the Second Amendment to Credit Agreement in effect on the date hereof.

(c)   Prepayment. Subject to satisfaction of the Payment Conditions, the Company may, upon ten (10) calendar days prior written notice to the Purchaser, prepay in whole or in part, in each case without prepayment fee or penalty, this Note; provided, however, that prior to Stockholder Approval (as defined below) no such prepayment shall be permitted without the consent of Purchaser (and provided that the Company has contemporaneously sought the corresponding consent of each other holder of Notes for such prepayment), which such consent may be given in the sole discretion of Purchaser; and provided further that any such prepayment shall only be made by the Company on a pro rata basis to all holders of Notes (or, in the case of a prepayment prior to Stockholder Approval, to such of the holders as have consented to such prepayment), in each case based on the principal amount of all Notes being so prepaid on the date of such prepayment .

2.     Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)   Failure to Pay. The Company shall fail to pay (i) any principal payment on the due date hereunder or (ii) any cash interest payment required under the terms of this Note on the date due and such payment shall not have been made within ten (10) business days following the Company’s receipt of written notice to the Company of such failure to pay; or

(b)   Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(c)   Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement.

(d)   Breach of Representation or Warranty. Other than as specifically set forth in another clause of this Section 2, the Company breaches any representation or warranty in the Purchase Agreement or violates any of the terms, including the covenants, of this Note, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) Business Days. For avoidance of doubt, compliance by the Company and/or Purchaser with the limitations pursuant to Section 4(e) hereof shall not be deemed to constitute a breach or other violation by or of the Company for purposes of this Section 2(d).

3.     Rights of Purchaser upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 2(b) or 2(c)) and at any time thereafter during the continuance of such Event of Default, Purchaser may, with the written consent of a Super Majority in Interest of Purchasers, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(b) or 2(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Purchaser may, with the written consent of a Super Majority in Interest of Purchasers, exercise any other right power or remedy granted to it by the Transaction Documents or otherwise permitted by law, either by suit in equity or by action at law, or both.

4.     Conversion.

(a)   Optional Conversion. Purchaser is entitled to, at any time or from time to time, convert the Conversion Amount (as defined below) into Conversion Shares, at a conversion price equal to the Conversion Price (as defined below). For purposes of this Note, the term “Conversion Price” shall mean an amount equal to the lesser of (i) $3.01, subject to adjustment in accordance with Sections 4(c) and (d), and (ii) the greater of (A) the consolidated closing bid price of the Company’s Common Stock as reported on the Principal Market on the applicable Conversion Date or, if such date is not a Trading Day, then on the Trading Date that is immediately prior to the applicable Conversion Date and (B) $1.00, subject to adjustment in accordance with Section 4(c) and (d); provided, however, that the applicable Conversion Price shall in no event be lower than the price established by clause (ii) above unless and until Stockholder Approval is obtained. For purposes of this Note, the term “Conversion Amount” shall mean the sum of (X) all or any portion of the outstanding principal amount of this Note, as designated by the Purchaser upon exercise of its right of conversion plus (Y) all accrued and unpaid interest.

(b)   Conversion Procedure. Conversion shall be effectuated by delivering by email, mail or other delivery method to the Company of the completed form of conversion notice attached hereto as Annex A (the “Notice of Conversion”), executed by Purchaser evidencing Purchaser's intention to convert this Note. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the “Conversion Date”) shall be deemed to be the date on which the Company receives by email, mail or other means of delivery used by Purchaser the Notice of Conversion (such receipt being evidenced by electronic confirmation of delivery by email or confirmation of delivery by such other delivery method used by Purchaser). Delivery of a Notice of Conversion to the Company shall be given by Purchaser pursuant to the notice provisions set forth in the Purchase Agreement. The Company shall promptly deliver the Conversion Shares to Purchaser after receipt of the Notice of Conversion from the Purchaser. Conversion Shares may be delivered in certificated form, in electronic book-entry form on the Company’s records with its transfer agent, or delivered by DWAC so long as the Company is then DWAC Operational and the Conversion Shares are not required to bear a restrictive legend. Conversion Shares shall be deemed delivered (i) if delivered in certificated form, upon Purchaser’s actual receipt of the Conversion Shares in certificated form at the address specified by Purchaser in the Notice of Conversion, as confirmed by written receipt, (ii) if by book entry form, upon Purchaser’s actual receipt of a statement evidencing the issuance of the Conversion Shares in book-entry form with the Company’s transfer agent at the address specified by Purchaser in the Notice of Conversion, as confirmed by written receipt and (iii) if delivered by DWAC, upon deposit into Purchaser’s brokerage account.

(c)   Other Adjustments. If, at any time after the Issuance Date, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company, then Purchaser shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which Purchaser would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of Purchaser to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Company shall not effectuate any transaction described in this Section 4 unless (a) it first gives, to the extent practicable, at least five (5) days prior written notice of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time Purchaser shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument all of the obligations of this Note. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(d)   Stock Split Adjustment. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of its Common Stock on its outstanding shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) its outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of its shares of Common Stock, any shares of the Company, then, for the purpose of determining the Conversion Price in accordance with Section 4(a), the dollar amount in clause (i) of Section 4(a) and the amount of the Conversion Price referred to in clause (ii) of Section 4(a) shall be multiplied by a fraction the numerator of which shall be the number of shares of the Company’s Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and the denominator of which shall be the number of shares of the Company’s Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment made pursuant to clauses (ii) through (iv) of this Section shall become effective immediately after the effective date of such subdivision, combination or re-classification, as applicable.

(e)   Principal Market Regulation. Notwithstanding anything herein to the contrary, the Company shall not issue any shares of Common Stock upon conversion of this Note or otherwise pursuant to the terms of this Note if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue upon conversion of the Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, including rules related to offerings under Nasdaq Listing Rules 5635(b), (c) or (d). In the event that the Company is prohibited from issuing shares of Common Stock pursuant to this Section 4(e), the applicable Notice of Conversion shall be deemed void ab initio by the Company and the Purchaser with respect to, and only with respect to, the maximum number of shares of Common Stock necessary in order for the Company to remain in compliance with such Nasdaq Listing Rules. Without limiting the generality of the foregoing:

(i)         the Purchaser shall not attempt to convert any portion of this Note and the Company shall not issue to the Purchaser any Conversion Shares to the extent such shares, after giving effect to such issuance and when added to the number of shares of Conversion Shares issued and issuable to the other holders pursuant to the other Notes, would result in the holders under all of the Notes (and their respective affiliates) being issued Common Stock that in the aggregate would exceed (i) 19.99% (the “Maximum Aggregate Ownership Amount”), of the number of shares of Common Stock outstanding (the “Total Common Stock Outstanding”) or (ii) 19.99% (the “Maximum Aggregate Voting Amount”) of the total voting power of the Company’s securities outstanding that are entitled to vote on a matter being voted on by holders of the Common Stock (the “Total Voting Power”) , unless and until the Company obtains stockholder approval of the transactions contemplated by the Notes, including the conversion features and pricing thereof, in accordance with applicable rules of the Principal Market (or any other applicable national securities exchange) (the “Stockholder Approval”) If on any attempted conversion of this Note the resulting issuance of Conversion Shares would result in such Persons (and their respective affiliates) exceeding the Maximum Aggregate Ownership Amount or the Maximum Aggregate Voting Amount and the Company shall not have previously obtained Stockholder Approval at the time of conversion, then the Company shall only issue to the Purchaser such number of Conversion Shares as may be issued below the Maximum Aggregate Ownership Amount or Maximum Aggregate Voting Amount, as the case may be; and

(ii)         unless and until the Company obtains the Stockholder Approval, the Purchaser shall not attempt to convert any portion of this Note and the Company shall not issue to the Purchaser any Conversion Shares to the extent such shares would cause such Purchaser to beneficially own (as defined in accordance with applicable SEC rules and regulations) more than 20% of the Total Common Stock Outstanding or more than 20% of the Total Voting Power (together, the “20% Control Limitations”); provided, however, that the limitations provided for in this clause (ii) shall not apply (A) to the extent such Purchaser, immediately prior to the time of such conversion, already beneficially owns shares of Common Stock sufficient to meet each of the 20% Control Limitations and (B) to a Purchaser who is attempting to convert any portion of this Note and, upon such conversion, would meet one or more of the 20% Control Limitations so long as (and only so long as) such conversion would not result in such Purchaser beneficially owning an equal amount of or greater number shares of Common Stock than the largest beneficial owner of Total Common Stock Outstanding and/or Total Voting Power at the time of such conversion. If on any attempted conversion of this Note the resulting issuance of Conversion Shares would result in such Persons (and their respective affiliates) exceeding the limitations in this clause (ii) and the Company shall not have previously obtained Stockholder Approval at the time of conversion, then the Company shall only issue to the Purchaser such number of Conversion Shares as may be issued pursuant to and in accordance with such limitations.

5.     Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Business Day” shall mean any day other than a Saturday, Sunday and other day on which commercial banks in New York, New York are authorized or required by law to close.

“Common Stock” shall mean a class of equity securities of the Company that does not entitle the holder thereof to receive distributions prior or in priority to any other class of equity securities but specifically excluding any class of equity securities constituting profits interests.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Notes.

“DWAC Operational” means that the Common Stock is eligible for clearing through the Depository Trust Company (“DTC”) via the DTC’s Deposit Withdrawal Agent Commission or “DWAC” system and active and in good standing for DWAC issuance by the Transfer Agent (as defined herein).

“Event of Default” has the meaning given in Section 2 hereof.

“Purchaser” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Purchasers” shall mean the Purchasers that have purchased Notes.

“Super Majority in Interest of Purchasers” shall mean Persons holding two-thirds or more of the aggregate outstanding principal amount of Notes.

“Maturity Date” shall mean April 2, 2029.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Purchaser of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note and the other Transaction Documents, including all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Purchase Agreement” shall mean the Securities Purchase Agreement (as amended, modified or supplemented), by and among the Company and the Purchasers (as defined in the Purchase Agreement) party thereto.

“Notes” shall mean the convertible subordinated promissory notes issued by the Company pursuant to the Purchase Agreement.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Principal Market” shall mean the Nasdaq Capital Market or such other principal market or exchange on which the Common Stock is then traded.

“Second Amendment to Credit Agreement” shall mean that certain Second Amendment to Credit Agreement, dated on or about August 19, 2024 (the “Credit Agreement Amendment”), by and among the lenders identified therein, Crystal Financial LLC d/b/a SLR Credit Solutions, a Delaware limited liability company, as administrative agent for such lenders, Fluent, LLC, a Delaware limited liability company, the Company, and each of the guarantors identified on the signature pages thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Trading Day” shall mean any day during which the Principal Market is open for trading.

“Transaction Documents” shall mean this Note, each of the other Notes and the Purchase Agreement.

6.      Miscellaneous

(a)   Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof.

(i)   Subject to the restrictions on transfer described in this Section 6(a), the rights and obligations of the Company and Purchaser shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii)   With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Purchaser will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Purchaser’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification under any federal or state law then in effect. Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Purchaser that Purchaser may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 7(a) that the opinion of counsel for Purchaser, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Purchaser promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iii)   Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of a Super Majority in Interest of Purchasers.

(b)   Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Super Majority in Interest of Purchasers; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Purchaser’s written consent, or (ii) reduce the rate of interest of this Note without Purchaser’s written consent unless in the case of (i) or (ii) all Notes are similarly amended in a proportionate manner. Any amendment effected in accordance with this subsection (b) shall be binding upon Purchaser regardless of whether Purchaser consented to such amendment.

(c)   Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and mailed, emailed or delivered to each party at the respective addresses of the parties as set forth in the Convertible Purchase Agreement, or at such other address as the Company shall have furnished to Purchaser in writing. All such notices, requests, demands, consents, instructions and other communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by email (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d)   Pari Passu Notes. Purchaser acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event Purchaser receives payments in excess of its pro rata share of the Company’s payments to the Purchasers of all of the Notes, then Purchaser shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(e)   Payment. Unless converted into the Company’s Common Stock or paid as PIK Interest, in each case pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(f)   Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(g)   Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(h)   Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state.

(i)   Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Purchaser hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note or any of the Transaction Documents.

(j)   Counterparts. This Note may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement.

(k)    Delivery by Facsimile or Email. This Note and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or email (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or email as a defense to the formation or enforceability of this Note and each such party forever waives any such defense.

(Signature Page Follows)

The Company has caused this Note to be issued as of the date first written above.

FLUENT, INC.,
a Delaware corporation,

By:
Name:
Title:

AGREED AND ACCEPTED:

PURCHASER:

[Signature Page to Convertible Promissory Note]

ANNEX A

FLUENT, INC.

NOTICE OF CONVERSION

(To Be Executed by the Registered Holder in Order to Convert the Note)

The undersigned hereby irrevocably elects to convert $ ________________ of the principal amount of its Fluent, Inc. (the “Company”), Convertible Promissory Note issued on ______________ (the “Note”) into shares of Common Stock of the Company, according to the conditions of the Note, as of the date written below. After giving effect to the conversion requested hereby, the outstanding principal amount of such Note is $______________, absent manifest error.

Pursuant to the Note, certificates representing Common Stock upon conversion must be promptly delivered from the date of delivery of the Notice of Conversion to the Company.

Conversion Date

Applicable Conversion Price

Signature

Print Name

Address